Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We have issued our reports dated March 11, 2009 with respect to the consolidated financial statements, schedule and internal control over financial reporting included in the Annual Report of Famous Dave’s of America, Inc. and subsidiaries on Form 10-K for the year ended December 28, 2008. We hereby consent to the incorporation by reference of said reports in the Registration Statements of Famous Dave’s of America, Inc. on Forms S-3 (File No.’s 333-86358, effective April 22, 2002, 333-48492, effective November 3, 2000, 333-95311, effective March 23, 2000, 333-54562, effective February 2, 2001, 333-65428, effective July 24, 2001, and 333-73504, effective November 21, 2001) and Forms S-8 (File No.’s 333-88928, effective May 23, 2002, 333-88930, effective May 23, 2002, 333-88932, effective May 23, 2002, 333-16299, effective November 18, 1996, 333-49939, effective April 10, 1998, 333-124985, effective May 17, 2005, and 333-49965, effective April 10, 1998).

/s/ GRANT THORNTON LLP

Minneapolis, Minnesota
March 11, 2009